UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2014

MASS HYSTERIA ENTERTAINMENT COMPANY, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53739	20-3107499
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2920 W. Olive Avenue, Suite 208, Burbank, CA

 91505

(Address of principal executive offices)      (Zip Code)

Registrant's telephone number, including area code: (818) 459-8200

Not applicable.

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Debt Conversion Agreement with Daniel Grodnik

On August 8, 2014, Mass Hysteria Entertainment Company, Inc. (the “Company”) entered into a debt conversion agreement with Daniel Grodnik (“Grodnik”) (the “Debt Settlement Agreement”), sole member of the Company’s Board of Directors and the Company’s Chief Executive Officer, under which the Company agreed to convert liabilities of $371,428.50, representing a portion of Grodnik’s accrued salary reflected on the financial records of the Corporation,  into shares of common stock of the Company, at a conversion price of $0.002 per share, for a total of 185,714,250 shares (the “Shares).  The Company relied upon the exemption from registration found in Section 4(a)(2) of the Securities Act of 1933 for the issuance of the Shares.

The foregoing description of the Debt Conversion Agreement is qualified in its entirety by reference to such Debt Conversion Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit	Description
10.1	Debt Conversion Agreement between Mass Hysteria Entertainment Company, Inc. Daniel Grodnik dated August 8, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mass Hysteria Entertainment Company, Inc.

Date: August 8, 2014	By:	/s/ Daniel Grodnik
Daniel Grodnik, Chief Executive Officer